                        AMENDMENT TO LEASE

   I.  PARTIES AND DATE.

   This First Amendment to Lease (this "Amendment") dated as of March 4, 1998, is entered into by and between Sonora Court Properties ("Landlord"), and Silicon Storage Technology ("Tenant").

   II.  RECITALS.

   A. Landlord and Tenant entered into that certain Lease dated as of March 15, 1993 (the "Lease"), for the Premises known as 1169-1171 Sonora Court, Sunnyvale, California. The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease.

   B. Landlord and Tenant desire to modify the Lease as set forth in this Amendment, which modifications shall be deemed effective as of the date of this Amendment as indicated above.

   III.  MODIFICATIONS.

   Landlord and Tenant hereby agree to extend the Term of the Lease upon the terms and conditions hereinafter set forth.

        1. TERM. The Term of the Lease is hereby extended for a period of sixty (60) months, commencing on June 1, 1998, and expiring on May 31, 2003 (the "Extended Term").

        2. MONTHLY RENT. During the Extended Term, not withstanding any provision of the Lease, Tenant shall pay to Landlord at such place as Landlord may designate, without deduction, offset, prior notice or demand, a monthly base rent of:

                Months 01-12: $31,219.00
                       13-24: $32,467.00
                       25-36: $33,766.00
                       37-48: $35,117.00
                       49-60: $36,522.00
        in lawful money of the United States.

        3.  AS-IS.  Tenant hereby acknowledges that:

            A. Landlord has no obligation to improve or modify Premises pursuant to the terms of this Amendment and Landlord has fully performed all of Landlord's obligations to improve or modify the Premises in accordance with the terms of the Lease; and

            B. Tenant shall continue in possession of the Premises "As-Is" subject to the terms and conditions of the Lease without any representation or warranty by Landlord, either expressed or implied, concerning the condition, suitability or fitness for any purpose.

        4. BROKERS. Tenant warrants and represents that, except for CPS, The Commercial Property Services Company representing Landlord and Colliers Parrish representing Tenant, Tenant has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment and that it knows of no other real estate broker, agent or other person who is or might be entitled to a commission or fee in connection with this Amendment. Tenant shall indemnify and hold harmless Landlord from and against any and all liabilities or expenses arising out of claims made by any broker or individual for commissions or fees arising out of or resulting from representation of Tenant's interest in connection with the negotiation of this Amendment.

        5. ASSIGNMENT/SUBLETTING. Tenant's request for Landlord's consent to an assignment of the Lease or sublease of the Premises shall not be unreasonably withheld by Landlord. (If Landlord consents to a proposed assignment or subletting, Landlord shall be entitled to 50% of any excess of amounts paid by the assignee or sublessee over: (i) the Base Rental paid by Tenant, plus (ii) Tenant's direct and customary out-of-pocket costs paid by Tenant in connection with such assignment or subletting, specifically reasonable legal fees, brokerage commissions and tenant improvement work.) In lieu of consenting to a proposed assignment or subletting, Landlord may elect to recapture the Premises, or the portion of the Premises subject to the proposed subletting, and lease such recaptured Premises directly to the proposed assignee or sublessee or any third party.

        Once in receipt of necessary documents, Landlord shall render a decision within ten (10) working days as to whether or not to consent to the assignment or sublease being submitted for Landlord's approval. Landlord agrees to cap the processing fee on assignment or sublease to $500.

     6. Paragraph 52 in the Lease, OPTION TO RENEW - ARBITRATED RENT, is hereby deleted in its entirety.

   IV. GENERAL

   A. EFFECT OF AMENDMENT; RATIFICATION: Except to the extent the Lease is modified by this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and terms of this Amendment, the terms of this Amendment shall prevail.

   B. ATTORNEY'S FEES. The provisions of the Lease respecting payment of attorney's fees shall also apply to this Amendment.

   C. COUNTERPARTS. If this Amendment is executed in counterparts, each counterpart shall be deemed an original.

   D. AUTHORITY TO EXECUTE AMENDMENT. Each individual executing this Amendment on behalf of a partnership or corporation represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the partnership and/or corporation and agrees to deliver evidence of his or her authority to Landlord upon request by Landlord.

   E. GOVERNING LAW. This Amendment and any enforcement of the agreements and modifications set forth above shall be governed by and construed in accordance with the laws of the State of California.

   IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

"Landlord"

Sonora Court Properties,
a California Limited Partnership

By: /s/ Richard K. Eckstein  3/11/89
    __________________________

Its: Managing Partner
    __________________________

By:
    __________________________

Its:
    __________________________


"Tenant"

Silicon Storage Technologies, Inc.
A California corporation

By:   /s/ Bing Yeh           3/10/98
    __________________________

Its: President & CEO
    __________________________

By:
    __________________________

Its:
    __________________________